[Target Corporation Letterhead]


September 22, 2003

Target Receivables Corporation
1000 Nicollet Mall
Suite 3136
Minneapolis, MN 55402

Re:      Registration Statement on Form S-3
         Registration No. 333-103371
         (the "Registration Statement")

Ladies and Gentlemen:

I am Executive Vice President, General Counsel and Secretary of Target Corporation and have acted as counsel to Target Receivables Corporation, a Minnesota corporation ("TRC"), in connection with (a) the transfer of receivables ("Receivables") generated from time to time in a portfolio of open end credit card accounts originated by Retailers National Bank, a national banking association ("RNB"), to Target Capital Corporation, a Minnesota corporation ("TCC"), (b) the transfer of the Receivables from TCC to Target Receivables Corporation, a Minnesota corporation ("TRC"), and (c) the transfer of the Receivables from TRC to the Target Credit Card Master Trust (the "Trust") pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000 (the "Pooling and Servicing Agreement") among TRC, as transferor, RNB, as servicer, and Wells Fargo Bank Minnesota, N.A., a national banking association, as trustee (the "Trustee"), a copy of which agreement was filed as an exhibit to the above-referenced Registration Statement, relating to the proposed issuance and sale of Asset Backed Certificates (the "Certificates").

In connection herewith, I, or the attorneys over whom I exercise supervision, have examined and relied upon the forms of the Pooling and Servicing Agreement and the Underwriting Agreement, each incorporated by reference to the Registration Statement, and the form of the Series Supplement which is being filed as an exhibit to the Registration Statement. We have also examined such corporate records, certificates and other documents, and reviewed such questions of law as we deemed appropriate for this opinion.

Based upon the foregoing, I am of the opinion that:

1. The Pooling and Servicing Agreement has been duly authorized and executed and when the applicable Series Supplement thereto has been duly authorized by all necessary corporate action and has been duly executed and delivered by TRC, they will constitute valid and binding obligations of TRC enforceable in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law).

2. When the issuance, execution and delivery of the Certificates have been duly authorized by TRC, as transferor, and when the Certificates have been duly executed, delivered and sold in accordance with the Pooling and Servicing Agreement and authenticated by the Trustee and issued and sold as described in the Registration Statement, the Certificates will be legally issued, fully paid and non-assessable, and the holder of the Certificates will be entitled to the benefits provided by the Pooling and Servicing Agreement.

In rendering the foregoing opinions, I have assumed the accuracy and truthfulness of all public records of TRC and of all certifications, documents and other proceedings examined by me that have been produced by officials of TRC acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations. I have also assumed the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings. In addition, I have assumed that the applicable Series Supplement to the Pooling and Servicing Agreement and the Certificates will be executed and delivered in substantially the form filed as exhibits to the Registration Statement, and that the Certificates will be sold as described therein. I express no opinion as to the laws of any jurisdiction other than the laws of the State of Minnesota and the federal laws of the United States of America.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectus included in the Registration Statement without implying or admitting that I am an "expert" within the meaning of the Securities Act of 1933, as amended, or other rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ James T. Hale

James T. Hale
Executive Vice President,
General Counsel and Secretary